Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Interface, Inc. Savings and Investment Plan

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10377; No. 333-38675; No. 333-38677; No. 333-93679; No. 333-66956; No. 333-120813; No. 333-135781; No. 333-168373; and No. 333-205949) of Interface Inc. of our report dated June 25th, 2018, relating to the financial statements and supplemental schedule of Interface, Inc. Savings and Investment Plan which appear in this Form 11-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Atlanta, Georgia

June 25th, 2018